SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


     X    Filed by the Registrant
   -----
          Filed by a Party other than the Registrant
   -----
          Check the appropriate box:


                 Preliminary Proxy Statement
          ----
                 Confidential, for Use of the Commission Only (as permitted by
          ----   Rule 14a-6(e)(2))

            X    Definitive Proxy Statement
          ----
                 Definitive Additional Materials
          ----

                 Soliciting Material Pursuant to ss.240.14a-12
          ----

--------------------------------------------------------------------------------
             GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

          Payment of Filing Fee (Check the approximate box)

            X    No fee required.
          ----

                 Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
          ----   and O-11.

                 1. Title of each class of securities to which transaction applies:

                 2. Aggregate number of securities to which transaction applies:

                 3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11
                    (Set forth the  amount on which the filing fee is calculated and state how it was determined):

                 4.  Proposed maximum  aggregate value of transaction:


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


                 5.  Total fee paid:


                 Fee paid previously with preliminary materials.
          ----
                 Check  box if any part of the fee is  offset
          ----   as provided by Exchange Act Rule  O-11(a)(2)
                 and   identify  the  filing  for  which  the
                 offsetting fee was paid previously. Identify
                 the   previous    filing   by   registration
                 statement number, or the Form or Schedule and the date of its filing.

                 1.  Amount Previously Paid:

                 2.  Form, Schedule or Registration  Statement No.:

                 3.  Filing Party:

                 4.  Date Filed:


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

                       [LOGO OF GALAXY NUTRITIONAL FOODS]

                         GALAXY NUTRITIONAL FOODS, INC.
                                2441 Viscount Row
                             Orlando, Florida 32809

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD FRIDAY, SEPTEMBER 24, 2004

To the Shareholders:

The Annual Meeting of Shareholders of Galaxy Nutritional Foods, Inc. (the "Company"), will be held Friday, September 24, 2004 at 10:00 a.m. at the Company's headquarters, located at 2441 Viscount Row, Orlando, Florida 32809 for the following purposes:

     1. To fix the number of directors at seven and elect a Board of Directors for the ensuing periods.

     2. To ratify the retention of BDO Seidman, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2005.

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on August 6, 2004 will be entitled to vote at the meeting or any adjournment thereof. Following the formal business of the meeting, we will report on the affairs of the Company and respond to questions of general interest to shareholders.

                                              By Order of the Board of Directors


                                              /s/ LeAnn Hitchcock
                                              -------------------
                                              LeAnn Hitchcock
                                              Corporate Secretary

Orlando, Florida
August 18, 2004

SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.


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


                         GALAXY NUTRITIONAL FOODS, INC.
                                2441 VISCOUNT ROW
                             ORLANDO, FLORIDA 32809

                                 PROXY STATEMENT
                                       FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD FRIDAY, SEPTEMBER 24, 2004

PROXIES IN THE FORM ENCLOSED WITH THIS PROXY STATEMENT ARE SOLICITED BY THE BOARD OF DIRECTORS OF GALAXY NUTRITIONAL FOODS, INC., A DELAWARE CORPORATION (THE "COMPANY"), FOR THE USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FRIDAY, SEPTEMBER 24, 2004 AT 10:00 A.M. AT THE COMPANY'S HEADQUARTERS, LOCATED AT 2441 VISCOUNT ROW, ORLANDO, FLORIDA 32809.

Only shareholders of record as of August 6, 2004 will be entitled to vote at the meeting and any adjournment thereof. As of August 6, 2004, 15,759,287 shares of common stock, par value $.01 per share, of the Company were issued and outstanding. Each share of common stock outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not, in any way, affect a shareholders' right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by delivering a later executed proxy to the Secretary of the Company at any time before the original proxy is exercised. This proxy statement and the form of proxy were first mailed to shareholders on or about August 20, 2004. The cost of solicitation related to this proxy statement shall be borne by the Company.

HOW TO VOTE:
          By signing and returning the enclosed proxy card, you will be giving your proxy to our Board of Directors and authorizing them to vote your shares.

HOW YOUR PROXY WILL BE VOTED:
          Unless revoked, all properly executed proxies will be voted as specified. Proxies that are signed but that lack any specification will, subject to the following, be voted FOR each nominee and FOR each other proposal described in this proxy statement. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the proxy will vote in accordance with their discretion.

HOW TO REVOKE YOUR PROXY:
          You have the power to revoke your proxy at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received by us, at the Company, addressed to the attention of LeAnn
          C. Hitchcock, Corporate Secretary, on or before September 23, 2004. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room.

ABSTENTIONS:
          If you abstain from voting as to any matter, your shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.


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


BROKER NON-VOTES:
          If a broker turns in a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of directors, the shareholders will consider and vote upon a proposal to ratify the retention of BDO Seidman, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2005. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification, and will be voted FOR if no specification is indicated.

The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote might be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.


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


PROPOSAL ONE:       ELECTION OF DIRECTORS

Board of Directors
The primary responsibility of the Board of Directors is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his good faith business judgment of the best interests of the Company. The Company does not have a policy regarding Board members' attendance as the Company's annual meeting of stockholders, but it does encourage all Board members to attend the annual stockholders' meeting. Seven out of eight Board members attended last year's annual stockholders' meeting in person and the eighth member attended by telephone.

The Board typically holds regular meetings throughout the year and special meetings are held when necessary. The organizational meeting follows immediately after the Annual Meeting of Stockholders. The Board of Directors met five times during the fiscal year ended March 31, 2004. Each director attended at least 75% of the meetings of the Board and committees of which such director is a member.

Communications with the Board
Stockholders who wish to communicate with the Board may do so by writing to Non-Management Directors, Board of Directors, Galaxy Nutritional Foods, Inc. 2441 Viscount Row Orlando, FL 32809. The non-management directors have established procedures for the handling of communications from stockholders and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the non-management directors. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities, such as consumer complaints, are to be sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

Committees of the Board
The Board has established two Committees of the Board to assist it with the performance of its responsibilities: the Audit Committee and the Compensation Committee. The Board designates the members of these Committees and the Committee chairs annually at its organizational meeting following the Annual Meeting of Stockholders. Additionally, the Board has adopted corporate governance guidelines and charters for its Audit and Compensation Committees and will adopt a code of business conduct and ethics that applies to the members of its Board of Directors. All of these materials may be acquired free of charge by requesting a copy by writing to: Corporate Secretary, Galaxy Nutritional Foods, Inc. 2441 Viscount Row, Orlando, FL 32809. The chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.


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


Audit Committee. The Company maintains a separately designated standing audit committee in accordance with Section 3(a)(14)(A) of the Securities Exchange Act of 1934, as amended. The audit committee members are Thomas R. Dyckman, and Patrice M.A. Videlier. Michael E. Broll was the third member until his appointment as Chief Executive Officer of the Company in July 2004. The Board is seeking a qualified candidate to become a director and fill the third position on the audit committee but has not yet identified any such candidate. The Board of Directors has determined that all members of the audit committee are financially capable and that Thomas R. Dyckman, the audit committee chairman, is an "audit committee financial expert" within the meaning of the regulations of the Securities and Exchange Commission. Mr. Dyckman is considered an audit committee financial expert related to his significant and relevant accounting and financial experience disclosed within this proxy statement. The Company has determined that all audit committee members are "independent" as that term is defined in the listing standards of the American Stock Exchange to which the Company is subject. No member of the audit committee received any payments from the Company other than compensation received as a director of the Company. Mr. Dyckman has declined all cash compensation for his director services to the Company. The Audit Committee's report appears later in this proxy statement.

Compensation Committee. From April 1, 2003 until August 22, 2003, the committee members consisted of David H. Lipka (chairman), Thomas R. Dyckman, Joseph J. Juliano and C. Anthony Wainwright. On August 22, 2003, Charles L. Jarvie replaced Mr. Lipka as the Chairman and in October 2003, upon the death of Mr. Wainwright, the committee was reduced to three members.

None of the current or former members of the Compensation Committee is or has been an officer or employee of the Company. All current members of the Compensation Committee are independent as defined in the listing standards of the American Stock Exchange except for Mr. Juliano who, prior to September 2003, received compensation in excess of $60,000 per annum for his services in developing and maintaining business relationships with prospective and existing customers and suppliers on behalf of the Company.

Other Committees. Other than the Audit Committee and the Compensation Committee, the Board of Directors did not have any other committee, including a nominating committee, during the fiscal year ended March 31, 2004.

To the extent required, the Board of Directors as a whole performs the functions of a nominating committee. Because a majority of the Board members are independent as defined in the listing standards of the American Stock Exchange to which the Company is subject, the Board has determined that a standing nominating committee is not necessary. The Board has not adopted a charter or procedures applicable to the director nominating function. The Board has also not adopted a policy with regard to consideration of director candidates recommended by security holders, but believes that such a policy is appropriate and has begun creating such a policy. Further, the Board has not established specific criteria, qualifications, qualities or skills that a candidate for director must satisfy or possess, nor has the Board established a process of identifying and evaluating prospective nominees for director positions.

Nominees
The Company's Board of Directors is currently comprised of seven members. It is proposed that the Board of Directors be fixed at seven and that the seven directors presented hereon be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

All of the nominees are currently serving as directors of the Company, all have consented to being named herein and all have indicated their intention to serve as directors of the Company, if elected. Mr. Lipka has agreed to serve as a director of the Company at the request of Frederick A. DeLuca, a beneficial owner of more than five percent (5%) of Company's common stock. Both Mr. Lipka and Mr. DeLuca are members of the Board of Directors of Doctors Associates, Inc.

The Board has determined that each of the following nominees for director is independent as defined in the listing standards of the American Stock Exchange to which the Company is subject: David H. Lipka, Thomas R. Dyckman, Charles L. Jarvie and Patrice M.A. Videlier.

The nominees for the Board of Directors and certain information about them are set forth below:

DAVID H. LIPKA
Age:                    74
First Elected:          2002
Experience:             Galaxy  Nutritional  Foods, Inc. - Chairman of the Board
                        of   Directors   (Aug.   2003);   Director   of  Doctors
                        Associates,  Inc. (Subway Stores) and consultant to SCIS
                        Food Services Co. (2001-present);  DCA Food Industries -
                        various management positions including President & Chief
                        Executive  Officer  (1955-1995).
Other  Directorships:   Doctors Associates, Inc.

ANGELO S. MORINI
Age:                    61
First Elected:          1987
Experience:             Galaxy  Nutritional  Foods,  Inc. -  Founder,  President
                        (1987-2003),   Chairman   of  the  Board  of   Directors
                        (1987-2002),  and Chief Executive  Officer  (1987-2002);
                        Galaxy Cheese Company - President  (1980-1987),  General
                        Manager (1972-1980).
Other Directorships:    None

THOMAS R. DYCKMAN
Age:                    72
First Elected:          2002
Experience:             Cornell  University - various  positions  including  Ann
                        Whitney Olin  Professor of  Accounting,  Dean,  and Vice
                        President for Information  Technology  (1964 - present);
                        Financial Accounting Standards Board - various positions
                        including   consultant,   member   of   FASAC   and  FAF
                        (1977-1988);  Author of more than 60 published  articles
                        and 10 books.
Other Directorships:    None

CHARLES L. JARVIE
Age:                    67
First Elected:          2002
Experience:             Galaxy  Nutritional  Foods, Inc. - Chairman of the Board
                        of Directors (Dec.  2002-Aug.  2003);  Partner with Beta
                        Capital  Group  LLC  (2001-present);  President  of Host
                        Communications, Inc., New Era Beverage Company, Schenley
                        Industries,  Inc., Fidelity Investments Marketing Corp.,
                        and Dr.  Pepper  Company  (1980-2000);  Procter & Gamble
                        Company  -  various  management  positions  (1959-1979).
Other Directorships:    None


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


JOSEPH J. JULIANO
Age:                    53
First Elected:          1999
Experience:             Pepsi-Cola Company - various management positions (1973-
                        1988);   Pepsi  Cola  Company   Bottling   Operations  -
                        management (1988-1991);  Pepsi Cola North America - Vice
                        President  of Prestige,  Sports and Gaming  (1991-1998),
                        Vice President of  Entertainment  Sales  (1998-present).
Other Directorships:    Nevada Gold & Casinos, Inc.

MICHAEL E. BROLL
Age:                    55
First Elected:          2003
Experience:             Galaxy Nutritional Foods, Inc. - Chief Executive Officer
                        (July 2004 -present;  Chef Solutions  Inc., a subsidiary
                        of Lufthansa  Service Group - President and CEO (1999 to
                        2002);  Allied-Domecq  Retailing  - head  of  its  total
                        supply chain for North America (1997 to 1999); Ready Pac
                        Produce, Inc. - President and COO (1995 to 1997); Nestle
                        USA - head of all  supply  chains for the  chilled  food
                        group in North America (1993 to 1995); Pillsbury Company
                        - Vice  President  of  Operations  for the bakery  group
                        supply chain (1991 to 1993)
Other Directorships:    None

PATRICE M.A. VIDELIER
Age:                    61
First Elected:          2003
Experience:             Various  management  positions with Fromageries Bel, SA,
                        including  the  current  position  as  the  Senior  Vice
                        President of  Marketing - World;  Unilever Co. - various
                        marketing   management  positions   (1969-1989).
Other Directorships:    None


Vote Required for Election

The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the annual meeting is required for the election of each of the nominees named above. Unless you specify otherwise, your proxy will be voted to fix the number of directors for the ensuing year at seven and for the election of the nominees named above, all of whom are now directors. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If any nominee becomes unavailable, your proxy will be voted for a new nominee designated by the Board of Directors unless the Board of Directors reduces the number of directors to be elected. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES DESCRIBED ABOVE.


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


PROPOSAL TWO:       TO RATIFY THE RETENTION OF BDO SEIDMAN, LLP AS THE
                    INDEPENDENT  AUDITORS OF THE COMPANY FOR THE FISCAL
                    YEAR ENDING MARCH 31, 2005.

The Board of Directors has selected the firm of BDO Seidman, LLP as the Company's independent certified public accountants for the current fiscal year. Because BDO Seidman, LLP does not have a local office, it has made arrangements to use the firm of Gallogly, Fernandez & Riley, LLP to assist in its engagement by the Company. Gallogly, Fernandez & Riley, LLP is a member of the BDO Alliance, a nationwide association of independently owned and managed accounting firms which license the right to use BDO Seidman, LLP's technical assurance training and materials. Gallogly, Fernandez & Riley, LLP personnel are not full-time, permanent employees of BDO Seidman, LLP. While the arrangements vary between BDO Seidman, LLP and members of the BDO Alliance, the arrangement with Gallogly, Fernandez & Riley, LLP with respect to the Company is equivalent to that of an employee leasing arrangement. The members of Gallogly, Fernandez & Riley, LLP worked under the direct guidance of BDO Seidman, LLP's partners. All of the significant decisions related to the engagement were made by BDO Seidman, LLP, and all audit committee communications involved BDO Seidman, LLP.

BDO Seidman, LLP has served as the Company's independent public accountants for each of the last ten years. It is expected that a representative of BDO Seidman, LLP will be present during the Annual Meeting, or will participate by telephone conference. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.

Audit Fees
With respect to the fiscal years ended March 31, 2004 and 2003, the aggregate fees (including expenses) charged the Company by BDO Seidman, LLP for auditing the annual financial statements and reviewing interim financial statements were $138,458 and $144,961, respectively. Audit fees consist of those fees incurred in connection with statutory and regulatory filings or engagements; fees necessary to perform an audit or review in accordance with GAAS; and services that generally only an independent accountant reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the Commission.

Approximately 74% and 75% of the total hours spent by the auditors in carrying out the audit of the Company's financial statements for the year ended March 31, 2004 and 2003, respectively were spent by members of the BDO Alliance network of firms. Such members are not full-time, permanent employees of BDO Seidman, LLP.

Audit-Related Fees
During the fiscal year ended March 31, 2004 and 2003, BDO Seidman, LLP charged the Company $16,805 and $32,577 for audit-related fees. These fees related to accounting research and audit committee meeting attendance.

Tax Fees
BDO Seidman, LLP did not render any tax services during the fiscal years ended March 31, 2004 and 2003.

All Other Fees
There were no fees for other services charged to the Company by BDO Seidman, LLP during the fiscal years ended March 31, 2004 and 2003. The Audit Committee has considered and determined that BDO Seidman, LLP's provision of non-audit services to the Company during the fiscal years ended March 31, 2004 and 2003 is compatible with maintaining their independence.

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee's pre-approval policy is as follows:

     o The Audit Committee will review and pre-approve on an annual basis any known audit, audit-related, tax and all other services, along with acceptable cost levels, to be performed by any audit firm. The Audit Committee may revise the pre-approved services during the period based on subsequent determinations. Pre-approved services typically include: statutory audits, quarterly reviews, regulatory filing requirements, consultation on new accounting and disclosure standards, employee benefit plan audits, reviews and reporting on management's internal controls and specified tax matters.

     o Any proposed service that is not pre-approved on the annual basis requires a specific pre-approval by the Audit Committee, including cost level approval.

     o The Audit Committee may delegate pre-approval authority to the Audit Committee chairman. The chairman must report to the Audit Committee, at the next Audit Committee meeting, any pre-approval decisions made.

The Audit Committee is responsible for approving all engagements to perform audit or non-audit services prior to Company engaging BDO Seidman, LLP or Gallogly, Fernandez and Riley, LLP, a member of the BDO Alliance network of firms. All of the services under the headings Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees were 100% approved by the Audit Committee pursuant to Rule 2-01 paragraph (c)(7)(i)(C) of Regulation S-X of the Exchange Act.


          AUDIT COMMITTEE REPORT FOR FISCAL YEAR ENDED MARCH 31, 2004

The Audit Committee operates under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Committee's composition and meetings. The Audit Committee held four telephonic meetings and four in-person meetings during the fiscal year ended March 31, 2004. Mr. Wainwright did not attend two meetings due to illness and has since deceased. Mr. Michael Broll was elected to replace Mr. Wainwright at the December 17, 2003 Board Meeting. At each of the meetings, the Committee reviewed and discussed the audited and non-audited financial statements, various business risks of the Company, financial management, accounting, and internal control issues with the Chief Financial Officer, the Internal Auditor, and BDO Seidman, LLP.

In each of its quarterly and annual meetings with representatives from BDO Seidman, LLP, the Company's independent auditors, the Committee had them address the following issues:

     o Are the significant judgments and accounting estimates made by management in preparing the financial statements appropriate?

     o Based on the auditor's experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

     o Based on the auditor's experience, and their knowledge of the Company, has the Company implemented sufficient internal controls that are appropriate?

     o During the reporting period, have there been any disagreements with management or have the auditors received any communication indicating any improprieties with respect to the Company's management, accounting and reporting procedures or reports?

The Audit Committee has discussed with its independent auditors the relationship by which they are retained by the Committee and are required to raise any concerns about the Company's management or financial reporting and procedures directly with the Committee.

The Committee has received from BDO Seidman, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee has discussed with BDO
Seidman, LLP that firm's independence. The Committee has concluded that BDO Seidman, LLP is independent from the Company and its management.

Based on the Committees' review and discussions with the Company's management and its independent auditors, the Committee recommended that the Company's audited financial statements for the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 to be filed with the Securities Exchange Commission.

The Audit Committee has reviewed and discussed the fees paid to BDO Seidman, LLP during fiscal 2004 for audit, audit-related, tax and other services, and has determined that the provision of non-audit services is compatible with BDO Seidman, LLP's independence.

Respectively submitted by the current members of the Audit Committee:

                                             Thomas R. Dyckman, Chairman
                                             Michael E. Broll
                                             Patrice M.A. Videlier

Vote Required for Approval

The affirmative vote of the holders of a majority of outstanding shares of common stock present or represented at the annual meeting is required for the approval of this proposal. In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RETENTION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the current directors and executive officers of the Company as of August 12, 2004, as well as their respective ages and positions with the Company:

NAME                         AGE   POSITIONS
--------------------------- ------ --------------------------------------------
David H. Lipka                74   Director, Chairman of the Board of Directors
Michael E. Broll              55   Director
Thomas R. Dyckman (1) (2)     72   Director, Chairman of the Audit Committee
Charles L. Jarvie  (2)        67   Director, Chairman of the Compensation
                                   Committee
Joseph J. Juliano (2)         53   Director
Angelo S. Morini              61   Director
Patrice M.A. Videlier (1)     61   Director
Salvatore J. Furnari          39   Chief Financial Officer
John W. Jackson               46   Vice President of Sales
Christopher E. Morini         49   Vice President of New Business Development
                                   and Key Accounts
Thomas J. Perno               49   Vice President of Operations
Kulbir Sabharwal              61   Vice President of Technical Services

(1) Audit Committee Member
(2) Compensation Committee Member

The Board of Directors is currently comprised of the seven directors, including the Chairman of the Board, of which five are non-employee directors. The Chairman of the Board and the directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The executive officers of the Company are elected annually at the first Board of Directors meeting following the annual meeting of shareholders, and hold office until their respective successors are duly elected and qualified, unless sooner displaced.

Directors

David H. Lipka spent forty years (1955-1995) with DCA Food Industries Inc., an international manufacturer of food ingredients and equipment with combined sales in excess of $1 billion per annum, holding positions of president, chief executive officer, and chief operating officer. Since 2001, Mr. Lipka has served on the board of directors of Doctor's Associates Inc. (Subway Stores) and has served on numerous boards including Dunkin Donuts Inc. (1989-1994), Allied-Lyons Inc. (1988-1994), and Kerry Group PLC (1995-1996). Mr. Lipka has also been chairman and chief executive officer of Pennant Foods and Leons Baking Company. He obtained a B.S. degree from Brooklyn College and attended the Graduate School of Business at New York University. Mr. Lipka has agreed to serve as a director of the Company at the request of Frederick A. DeLuca, a beneficial owner of more than five percent (5%) of the Company's common stock. Both Messrs. Lipka and DeLuca are members of the Board of Directors of Doctor's Associates Inc.

Michael E. Broll was appointed as Chief Executive Officer ("CEO") for the Company in July 2004 upon the resignation of Christopher J. New. Mr. Broll is a private investor and consultant in the food industry, and most recently was President and CEO, from 1999 to 2002, of Chef Solutions Inc., a subsidiary of Lufthansa Service Group ("LSG"), a business specializing in providing convenient baked foods and prepared meals to food service and retail segments of the food industry. Mr. Broll as an executive of SCIS/Sky Chef's a subsidiary of ONEX Corporation, a Canadian based private equity group, assembled a group of six companies in the bakery and prepared food business to ultimately form and merge into a new entity called Chef Solutions Inc., an ONEX controlled company. Chef Solutions Inc. was subsequently sold to LSG in 2001. Mr. Broll's career also includes major executive assignments with Allied-Domecq Retailing as the head of its total supply chain for North America from 1997 to 1999, Ready Pac Produce, Inc. as President and COO from 1995 to 1997, Nestle USA as the head of all supply chains for the chilled food group in North America from 1993 to 1995, and Pillsbury Company as Vice President of Operations for the bakery group supply chain from 1991 to 1993. Mr. Broll received his BS in Economics from the University of Illinois in 1978.

Thomas R. Dyckman is currently the Ann Whitney Olin Professor of Accounting at the S.C. Johnson Graduate School of Management at Cornell University, Ithaca, New York, and has been a professor at Cornell University since 1964. Mr. Dyckman also served as Acting Vice President of the University for Information Technology (1998-1999) at Cornell University. He has conducted management executive programs for Goodyear, IBM, Gould Pump, New England Telephone, Ocean Spray, Columbia University, G.T.E. and Sylvania. Mr. Dyckman served as a consultant on research issues to the Financial Accounting Standards Board (FASB) from 1977 to 1988. During the mid 1990's he was acting dean of the S.C. Johnson Graduate School of Management at Cornell University. He is a member of the American Accounting Association and the Accounting Researchers International Association, and completed terms with the Financial Accounting Standards Advisory Committee (1984-1987) and the Financial Accounting Foundation (1989-1993). Mr. Dyckman has more than sixty published articles and is the author of ten books. He received his B.A., M.B.A. and Ph.D. from the University of Michigan.

Charles L. Jarvie, a partner with Beta Capital Group, LLC, has had an illustrious business career. After twenty years with the Procter and Gamble Company (1959-1979), he was president of Dr. Pepper Company (1980-1983), and Fidelity Investments Marketing Corp. (1983-1984), and Chief Executive Officer of Schenley Industries, Inc. (1984-1988). He has also served as a director of Guinness America, Inc. (1988-1992), chief executive officer of New Era Beverage Company (1990-1992), chairman of Universal Sports America (1995-2000), president of Host Communications, Inc. (1992-2000), chairman of Streetball Partners, Inc. (1990-2000) and chairman of J/P Management Associates, Inc. (1990-present). His accomplishments include the acquisition of Canada Dry Corporation, and the sale of Schenley Industries, Host Communications and New Era Beverage Company. Mr. Jarvie has helped generate and implement and still enforces strategic plans for many successful turnarounds. Mr. Jarvie has numerous civic and business associations serving as a director or member of many prestigious organizations and companies. He is a graduate of Cornell University where he received both his B.S. and M.B.A.

Joseph J. Juliano was elected to the Board of Directors on June 16, 1999. From 1973 to 1988, Mr. Juliano served in various management positions for Pepsi-Cola Company. In 1988, Mr. Juliano managed Pepsi Cola Company Bottling Operations where he achieved record sales and profits during his three-year tenure in this position. From 1991 to 1998, he served as Vice President of Prestige, Sports and Gaming for Pepsi Cola North America. In 1998, he was promoted to Vice President of Entertainment Sales, with expanded domestic and international account responsibilities encompassing movie theaters, theme parks, sports venues, golf management companies, theme restaurants, hotels, and casinos. Mr. Juliano currently serves on the board of Nevada Gold & Casinos, Inc, a developer of gaming properties. Mr. Juliano received his B.S. in marketing and Masters in Business Administration from St. John's University in New York City.

Angelo S. Morini was the Founder and inventor of the Company's healthier dairy alternative formula and was President of the Company since its inception until October 2003.. In December 2002, he was elected as the Vice-Chairman of the Board of Directors and President. On December 17, 2002, Mr. Morini resigned from his positions as Chief Executive Officer and Chairman of the Board. Effective October 13, 2003, Angelo S. Morini the Company's Founder, Vice-Chairman and
President resigned from his positions with the Company as Vice-Chairman and President and will no longer be involved in the daily operations of the Company. He will retain the title of Founder and has been named Chairman Emeritus. From 1987 to December 2002, he served as Chairman of the Board of Directors, President, and Chief Executive Officer. Between 1972 and 1980, Mr. Morini was the general manager of Galaxy Cheese Company, which operated as a sole proprietorship until its incorporation in May 1980. Prior to 1974, he was associated with the Food Service Division of Pillsbury Company and the Post Division of General Foods Company. In addition, he worked in Morini Markets, his family-owned and operated chain of retail grocery stores in the New Castle, Pennsylvania area. Mr. Morini received a B.S. degree in Business Administration from Youngstown State University in 1968. Mr. Morini's brother, Christopher E. Morini, works for the Company as Vice President of New Business Development and Key Accounts. Prior to November 2003, Angelo S. Morini's wife, Julie Morini, was employed by the Company in the marketing and public relations departments. Mr. Morini's brother, Ronald Morini, worked for the Company until October 31, 2003 as an engineering consultant and was paid $61,310 in consulting fees and benefits during the fiscal year ended March 31, 2004.

Patrice M.A. Videlier currently serves as Senior Vice President of Marketing - World for Fromageries Bel S.A. a company organized under the laws of France. Mr. Videlier has held numerous Sales and Marketing vice presidential positions over divisions such as the Natural Cheese Division, the European Division, and the International Worldwide Division; and he has served as a director for Fromageries Bel S.A. since 1990. From 1969 to 1989, Mr. Videlier was a senior marketing executive with Unilever Co. Mr. Videlier received his Masters in Business Administration from Indiana University. Mr. Videlier has agreed to serve as a director of the Company at the request of Fromageries Bel S.A., a beneficial owner of more than five percent (5%) of the Company's common stock. Mr. Videlier received his Masters in Business Administration from Indiana University in 1968.

Executive Officers

Salvatore J. Furnari, CPA was appointed as the Company's Chief Financial Officer in July 2002. From November 2001 until July 2002, Mr. Furnari served as the Company's Controller. Prior to joining the Company, Mr. Furnari was Corporate Controller and Treasurer of Pritchard Industries, Inc. From 1998 through 1999, he served as Chief Financial Officer and Vice President of Finance for Garage Management Corporation; and from 1993 until 1998, he was Chief Financial Officer of American Asset Corporation. Mr. Furnari received his B.S. in accounting from Queens College in New York City in May 1987.

John W. Jackson has been Vice President of Sales for the Company since 1993. From 1985 through 1992, Mr. Jackson was director of sales for H.J. Heinz Company. Mr. Jackson received his B.S. in business administration and accounting from Mars Hill College in 1980.

Christopher E. Morini has been the Vice President of New Business Development and Key Accounts since September 2001, having formerly served as Vice President of Marketing and International Sales for the Company since 1993. From 1986 through 1993, Mr. Morini was a Vice President of the Company, where he has been responsible for various sales and marketing divisions of the Company, including the Food Service, International Sales and Retail Sales divisions. Mr. Morini started with the Company as an area salesman in 1983 and became sales manager in 1984. Mr. Morini received a B.S. in economics from Slippery Rock University in 1978. Christopher E. Morini's brother, Angelo S. Morini, is the Founder of the Company.

Thomas J. Perno has worked for the Company since 1983. He began as a Shipping and Receiving Supervisor, then he was promoted to Plant Manager and then to Vice President of Operations. Mr. Perno received his M.S in Electrical Engineering from Penn State University in 1976.

Kulbir Sabharwal has been Vice President of Technical Services for the Company since 1991. Dr. Sabharwal worked as the Director of Research and Quality Control for Gilardies Frozen Foods from 1987 to 1990 and for Fisher Cheese Company from 1972 to 1986. Dr. Sabharwal received his Ph.D. from the Ohio State University in 1972.

Certain Relationships and Related Transactions

Employment Agreements

Please see below "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND DIRECTORS
- Employment Agreements."


Other Transactions

Angelo S. Morini, Founder

In a Second Amended and Restated Employment Agreement effective October 13, 2003, Angelo S. Morini the Company's Founder, Vice-Chairman and President resigned from his positions with the Company as Vice-Chairman and President and will no longer be involved in the daily operations of the Company. He will retain the title of Founder and has been named Chairman Emeritus. Mr. Morini will continue as an employee and as a member of the Company's Board of Directors. Additionally, he may carry out special assignments designated to him by the Chairman of the Board. The agreement is for a five-year period beginning October 13, 2003 and provides for an annual base salary of $300,000 plus standard health insurance benefits, club dues and an auto allowance.

In March 2002, Angelo S. Morini, the Company's founder, loaned $330,000 to the Company in order for it to pay down certain notes payable that were coming due. This loan bore interest at the prime rate and was due on or before June 15, 2006. In connection with the Second Amended and Restated Employment Agreement above, the Company offset $167,603 of unreimbursed advances owed to it by Mr. Morini and certain family members against the balance of the loan and issued an aggregate of 55,087 shares of the Company's common stock (valued at approximately $2.95 per share) as payment in full.

In June 1999, in connection with an amended and restated employment agreement for Angelo S. Morini, the Company's Founder, the Company consolidated two full recourse notes receivable ($1,200,000 from November 1994 and $11,572,200 from October 1995) related to the exercise of 2,914,286 shares of the Company's common stock into a single note receivable in the amount of $12,772,200 that is due on June 15, 2006. This new consolidated note is non-interest bearing and non-recourse and is secured by the 2,914,286 shares of the Company's common stock. Per the June 1999 employment agreement and continued in the October 2003 Second Amended and Restated Employment Agreement, this loan may be forgiven upon the occurrence of any of the following events: 1) Mr. Morini is terminated without cause; 2) there is a material breach in the terms of Mr. Morini's employment agreement; or 3) there is a change in control of the Company for which Mr. Morini did not vote "FOR" in his capacity as a director or a shareholder.

Mr. Morini's brother, Christopher E. Morini, is employed by the Company as Vice President of New Business Development and Key Accounts and received total compensation of $178,241 during the fiscal year ended March 31, 2004 (which includes salary, bonuses, 401k employer contributions, auto allowance and health benefits). Mr. Morini's brother-in-law, Robert Peterson, is employed by the Company as a sales representative. Mr. Peterson's total compensation for the fiscal year ended March 31, 2004 was $111,292 (which includes salary, bonuses, 401k employer contributions, auto allowance and health benefits). Mr. Morini's brother, Ronald Morini, worked for the Company until October 31, 2003 as an engineering consultant and was paid $61,310 in consulting fees and benefits during the fiscal year ended March 31, 2004.

Patrice M.A. Videlier, Director

Effective May 22, 2003, the Company entered into a Master Distribution and Licensing Agreement with Fromageries Bel S.A., a leading branded cheese company in Europe, of which Mr. Videlier is the Senior Vice President of Marketing - World. Under the agreement, the Company has granted Fromageries Bel S.A. exclusive distribution rights for the Company's products in a territory comprised of the European Union States and to more than 21 other European countries and territories, as well as the exclusive option during the term of the agreement to elect to manufacture the products designated by Fromageries Bel S.A. for distribution in the territory. Fromageries Bel S.A. also purchased 1,111,112 the Company's common stock at a purchase price of $1.80 per share for a total investment of $2,000,000 pursuant to a Securities Purchase Agreement dated as of May 21, 2003 between the Company and Fromageries Bel S.A. These shares were included on a Registration Statement on Form S-3, SEC File No. 333-109649, which was filed on October 10, 2003 and declared effective on November 18, 2003.

BH Capital Investments, L.P., and Excalibur Limited Partnership, the Series A Preferred Stockholders

On April 6, 2001, in accordance with an exemption from registration under Regulation D promulgated under the Securities Act of 1933, as amended, the Company received from BH Capital Investments, L.P. and Excalibur Limited
Partnership (the "Series A Preferred Holders") proceeds of approximately $3,082,000 less costs of $181,041 for the issuance of 72,646 shares of the Company's Series A convertible preferred stock with a face value of $3,500,000 and warrants to purchase shares of the Company's common stock. As of August 12, 2004, the Series A Preferred Holders had converted 30,652 shares of the Series A convertible preferred stock plus accrued dividends, into 1,151,596 shares of common stock. The conversion prices ranged from $1.3633 to $1.75 and were based on the lower of (a) 95% of the average of the two lowest closing bid prices on the AMEX for the fifteen trading days immediately prior to conversion or (b) $1.75.

On November 7, 2002, the Series A Preferred Holders exercised their right under the Series A Purchase Agreement to require the Company to solicit the approval of its shareholders for the Company's issuance of all of the shares of common stock potentially issuable upon conversion of the Series A convertible preferred stock in full and the exercise of their warrants. The Company was required to hold a shareholders meeting to solicit such approval on or before February 5, 2003. Pursuant to the Stock Purchase Option Agreement described below, the Series A Preferred Holders agreed, among other things, to extend the deadline to September 30, 2003. On September 30, 2003, the Company's shareholders, by majority vote, approved the issuance by the Company of all required common stock in the event of a conversion of the Company's Series A convertible preferred stock and upon the exercise of certain warrants held by the Series A Preferred Holders.

On April 24, 2003, the Company and the Series A Preferred Holders entered into that certain Stock Purchase Option Agreement, whereby the Company was granted the option to purchase all of the shares of the Series A convertible preferred stock owned by such holders. The option expired on September 30, 2003. Pursuant to such agreement, the Series A Preferred Holders also agreed to extend the Company's required date to hold a shareholders meeting to September 30, 2003. In exchange for the option and the extension of the annual meeting date, the Company issued warrants to purchase 250,000 shares of the Company's common stock to each BH Capital Investments, L.P. and Excalibur Limited Partnership. These warrants are exercisable until July 15, 2006 at an exercise price equal to $2.00 per share, which price was greater than the market value of the Company's common stock on April 24, 2003. These warrants were included on a Registration Statement on Form S-3, SEC File No. 333-109649, which was filed on October 10, 2003 and declared effective on November 18, 2003. In accordance with SFAS 123, the fair value of these warrants was estimated at $230,000 and was recorded as non-cash compensation expense in the first quarter of fiscal 2004.

Frederick A. DeLuca, 5% Common Stockholder

On April 10, 2003, Mr. DeLuca entered into a credit arrangement with the Company pursuant to which Mr. DeLuca would purchase for the Company raw materials in an aggregate amount not to exceed $500,000. The amounts paid for the purchased materials, plus interest at the rate of 15% per annum on such amounts, were paid in full and the credit arrangement terminated as of June 27, 2003. In consideration of the credit arrangement, the Company issued to Mr. DeLuca a warrant to purchase 100,000 shares of the Company's common stock at an exercise price of $1.70. In accordance with SFAS 123, the fair value of this warrant was estimated at $63,000 and was recorded as non-cash compensation expense in the first quarter of fiscal 2004.

Pursuant to a Securities Purchase Agreement dated as of May 21, 2003, Mr. DeLuca purchased 555,556 shares of common stock, respectively, at an aggregate sales price of $1,000,000. These shares were included on a Registration Statement on Form S-3, SEC File No. 333-109649, which was filed on October 10, 2003 and declared effective on November 18, 2003.

David H. Lipka, Director

Pursuant to a Securities Purchase Agreement dated as of May 21, 2003, David H. Lipka purchased 55,556 shares of common stock, respectively, at an aggregate sales price of $100,000. These shares were included on a Registration Statement on Form S-3, SEC File No. 333-109649, which was filed on October 10, 2003 and declared effective on November 18, 2003.


Indebtedness of Management and Others

On June 15, 1999, in conjunction with the entry into a new employment agreement, the Company agreed to a consolidation of Mr. Morini's two existing promissory notes in favor of the Company into a single note payable in the amount of $12,772,200 due and payable on June 15, 2006. This note is non-interest bearing, non-recourse to Mr. Morini, and is secured by 2,914,286 shares of the Company's common stock beneficially owned by Mr. Morini. In the event of certain circumstances, the loan may be forgiven in full. The Company has a security interest in the pledged shares. The current outstanding balance of the obligation is $12,772,200.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and stockholders owning more than 10% of the Company's common stock are required by SEC regulations to provide the Company with copies of all the reports they file pursuant to Section 16(a).

Based solely upon the Company's review of those reports required by Section 16(a) and filed by or on behalf of the Company's officers, directors and stockholders owning greater than 10% of the Company's common stock, or written representations that no such reports were required which were submitted by such persons, the Company believes that during the fiscal year ended March 31, 2004, all of the officers and directors and stockholders owning greater than 10% of the Company's common stock complied with all applicable Section 16(a) filing requirements except for Michael E. Broll, Charles L. Jarvie and John W. Jackson. Each of the named individuals filed one report containing one transaction related to the acquisition of stock options after the required two or ten day reporting period, as applicable.

Security Ownership of Management

The following table describes the beneficial ownership of the Company's common stock by (i) each Named Executive Officer, (ii) each director, and (iii) all of the Company's directors and executive officers as a group, outstanding as of August 12, 2004. The tables show beneficial ownership in accordance with the rules of the Securities and Exchange Commission to include securities that a named person or entity has the right to acquire within 60 days:

NAME AND ADDRESS OF     AMOUNT AND NATURE OF        PERCENT OF
BENEFICIAL OWNER        BENEFICIAL OWNERSHIP(1)     CLASS (2)
--------------------    ----------------------      ------------

David H. Lipka                         255,781 (3)           1.6%

Michael E. Broll                       200,000 (4)           1.3%

Thomas R. Dyckman                      200,225 (3)           1.3%

Charles L. Jarvie                      200,225 (3)           1.3%

Joseph J. Juliano                      185,283 (5)           1.2%

Angelo S. Morini                     6,387,806 (6)          34.3%

Patrice M.A. Videlier                       96 (7)             *

Salvatore J. Furnari                    22,832 (8)             *

Christopher E. Morini                   96,429 (9)             *

John W. Jackson                         99,366 (9)             *

Kulbir Sabharwal                        78,320 (10)            *
----------------        ----------------------      ------------
All executive
officers and
directors as a group                 7,726,363              38.8%
                        ======================      ============

*    Less than 1%.

(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) The total number of shares outstanding as of August 12, 2004 is 15,759,287. The percentages are calculated on the basis of the amount of shares outstanding plus shares which may be acquired through the exercise of options, warrants, rights or conversion privileges by such holder within sixty (60) days of August 12, 2004.

(3) Includes currently exercisable options to acquire 200,000 shares of the Company's common stock at $2.17 per share, which expire on December 17, 2007. Also, includes currently exercisable options to acquire 225 shares of the Company's common stock at $2.90 per share, which expire on October 1, 2013.

(4) Includes currently exercisable options to acquire 200,000 shares of the Company's common stock at $3.29 per share, which expire on December 17, 2008.

(5) Mr. Juliano, a current member of the Company's Board of Directors, is the beneficial owner of 33,571 shares of common stock issuable upon the exercise of warrants held by JCII Corporation, of which Catherine Juliano, Mr. Juliano's wife, is the sole shareholder. Additionally, there is a warrant for 143,000 shares of common stock issuable to V&R corporation, which is owned by Mr. Juliano's parents. The exercise price of the warrants is $2.05 per share and they expire on January 31, 2006 and June 15, 2009, respectively. These warrants had an original exercise price of $4.81 and $3.31 per share, respectively, but were repriced to $2.05 on October 11, 2002. These warrants were granted as compensation for introductions of key accounts to the Company. Mr. Juliano also beneficially owns 7,143 shares of common stock, held of record by JCII Corporation. Additionally, Mr. Juliano was granted an option to acquire 2,143 shares of the Company's common stock. This option was issued at the closing bid price as quoted on the American Stock Exchange on the date of the grant, is currently exercisable at $2.05 per share and expires on May 27, 2009. All of JCII Corporation's, V&R Corporation's and Mr. Juliano's options and warrants currently are exercisable.

(6) Includes options to acquire 2,888,197 shares of the Company's common stock, which are currently exercisable at prices ranging from $2.05 to $5.25 per share. Options expire as to 13,072 shares on October 1, 2006, as to 432,797 on July 1, 2007, as to 517,203 shares on December 4, 2007, as to 1,357,000 shares on June 15, 2009, as to 343,125 on December 15, 2010, as to 225,000 on April 19, 2011. Also includes a warrant to purchase 250 shares at an exercise price of $5.744 per share, which expires on January 17, 2007. With the exception of the options, 10,500 shares held in a nominee name, 286 shares held in joint tenancy and 714 shares held individually, all of Mr. Morini's shares and warrant are held by Morini Investments Limited Partnership, a Delaware limited liability partnership, of which Angelo Morini is the sole Limited Partner and Morini Investments LLC is the sole General Partner. Mr. Morini is the sole member of Morini Investments LLC.

(7) Includes currently exercisable options to acquire 96 shares of the Company's common stock at $2.90 per share, which expire on October 1, 2013.

(8) Includes currently exercisable options to acquire 7,500 and 13,332 shares of the Company's common stock at $2.05 per share, which expire on November 12, 2011 and July 8, 2012, respectively. These options had an original exercise price of $5.60 and $4.55 per share, respectively, but were repriced to $2.05 on October 11, 2002.

(9) Includes currently exercisable options to acquire 96,429 shares of the Company's common stock at $2.05 per share. These options had an original exercise prices ranging from $2.84 to $8.47 per share, but were repriced to $2.05 on October 11, 2002. Options expire as to 7,143 shares on May 16, 2006, as to 14,286 shares on September 24, 2008, and as to 75,000 shares on April 19, 2011.

(10) Includes currently exercisable options to acquire 57,143 shares of the Company's common stock at $2.05 per share. These options had an original exercise prices ranging from $3.12 to $8.47 per share, but were repriced to $2.05 on October 11, 2002. Options expire as to 7,143 shares on May 16, 2006, as to 45,000 shares on April 19, 2011, and as to 5,000 on September 20, 2012. Also includes a warrant to purchase 1,250 shares at an exercise price of $5.744 per share, which expires on January 17, 2007.


Other. The Company has adopted a code of ethics as defined in Item 406 of Regulation S-K, which code applies to all of its employees, including its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. This code of ethics is available free of charge on the Company's website at www.galaxyfoods.com.



COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table
The following table sets forth the compensation during the fiscal years ended March 31, 2004, 2003 and 2002 paid to the following individuals (each, a "Named Executive Officer"): the Company's Chief Executive Officer and (i) its four other most highly compensated executive officers, and (ii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year; provided, in the cases of (i) and (ii) above, that no disclosure is provided for any individual whose total annual salary and bonus does not exceed $100,000:


                                            SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                              ANNUAL COMPENSATION                     AWARDS      PAYOUTS
          (a)              (b)       (c)        (d)         (e)         (f)         (g)        (h)       (i)

                                                          OTHER
                                                          ANNUAL      RESTRICTED   SECURITIES             ALL
                                                          COMPEN-       STOCK      UNDERLYING    LTIP     OTHER
NAMES AND                 FISCAL    SALARY     BONUS      SATION        AWARD(S)   OPTIONS/SARs PAYOUTS COMPENSATION
PRINCIPAL POSITION         YEAR      ($)        ($)         ($)           ($)         (#)        ($)    ($) (34)
------------------      ---------- -------    -------   ---------     ----------   ------------ ------- ------------
Christopher J. New         2004    188,539         --      26,601(2)          --           --        --        5,106
Chief Executive Officer
(1)                        2003    165,673         --      16,564(3)          --      125,000(5)     --        2,855
                           2002     89,693         --       7,583(4)          --      100,000(6)     --           --

Salvatore J. Furnari       2004    134,577         --      25,600(8)          --           --        --        5,106
Chief Financial Officer
(7)                        2003    116,923         --         (33)            --       30,000(9)     --        4,680
                           2002     28,077         --         (33)            --       10,000(10)    --          700

John W. Jackson            2004    138,000         --      11,510(12)         --           --        --        6,302
Vice President of Sales
(11)                       2003    138,000         --      10,250(13)         --       96,429(15)    --        4,591
                           2002    138,000     38,300      10,296(14)         --       75,000(16)    --        1,200

Angelo S. Morini           2004    300,000         --      38,512(19)         --           --        --       14,086
Founder and Director(17)   2003    300,000     53,706(18)  33,349(20)         --      800,000(22)    --        4,556
                           2002    300,000         --      31,407(21)         --      375,000(23)    --        3,450

Christopher E. Morini      2004    155,000         --      18,135(25)         --           --        --        5,106
Vice President of Int'l    2003    155,000         --      17,626(26)         --       97,143(28)    --        4,829
Sales (24)                 2002    155,000     23,000      18,865(27)         --       75,000(29)    --        3,450

Kulbir Sabharwal           2004    132,500         --         (33)            --           --        --        7,438
Vice President of
Technical Services (30)    2003    130,000         --         (33)            --       63,143(31)    --        6,343
                           2002    118,000         --         (33)            --       45,000(32)    --        3,450


(1)  On September 4, 2001,  Christopher  J. New was  appointed  Chief  Marketing
     Officer and Vice President of Strategy. In December 2001, the Board appointed Mr. New as Chief Operating Officer and on December 17, 2002, the Board appointed Mr. New as Chief Executive Officer. Effective January 1, 2004, the Board approved an increase in his annual compensation from $180,000 to $210,000.

(2) For the fiscal year ended March 31, 2004, the Company paid $26,601 for an auto allowance for Mr. New.

(3) For the fiscal year ended March 31, 2003, the Company paid $14,835 for an auto allowance and $1,729 for auto insurance for Mr. New.

(4) For the fiscal year ended March 31, 2002, the Company paid $7,583 to Mr. New for an auto allowance.

(5) In December 2002, the Company granted options to acquire 25,000 shares of the Company's common stock at an exercise price equal to the market price on the date of grant of $1.67 per share to Mr. New in consideration for his continued employment with the Company. Such options are fully exercisable and expire December 5, 2012. In October 2002, the Company repriced 100,000 options, which were previously granted (as described below in footnote 6) and therefore are included.

(6) Under the terms of his employment agreement, Mr. New received an option to purchase up to 100,000 shares of the Company's common stock at an exercise price equal to the market price on the date of grant of $4.98 per share. On October 11, 2002, the Company repriced the options to purchase 100,000 shares from $4.98 per share to the then-market price of $2.05 per share. One-third of such options shall become exercisable in September each year until all such options are exercisable. In the event of a change in control, all such options shall immediately become exercisable. Such options expire July 16, 2011.

(7) On July 8, 2002, Salvatore Furnari was appointed Chief Financial Officer of the Company. From November 2002 to July 8, 2002, he worked as the Company's Controller. Effective January 1, 2004, the Board approved an increase in his annual compensation from $130,000 to $145,000.

(8) For the fiscal year ended March 31, 2004, the Company paid $25,600 for a car allowance for Mr. Furnari.

(9) On July 8, 2002, the Company granted options to acquire 20,000 shares of the Company's common stock at an exercise price equal to the market price on the date of grant of $4.55 per share to Mr. Furnari in consideration for his continued employment with the Company. On October 11, 2002, the Company repriced the options to purchase 20,000 shares from $4.55 per share to the then-market price of $2.05 per share. One-third of such options shall become exercisable each year in July 2003, 2004 and 2005 until all such options are exercisable. In the event of a change in control, all such options shall immediately become exercisable. Such options expire July 8, 2012. In October 2002, the Company repriced 10,000 options, which were previously granted (as described below in footnote 10) and therefore are included.

(10) Under the terms of his employment agreement, Mr. Furnari received an option to purchase up to 10,000 shares of the Company's common stock at an exercise price equal to the market price on the date of grant of $5.60 per share. On October 11, 2002, the Company repriced the options to purchase 10,000 shares from $5.60 per share to the then-market price of $2.05 per share. One-fourth of the options became exercisable February 12, 2002 and one-fourth shall become exercisable on each of the following December 12, 2002, 2003 and 2004. Such options expire November 12, 2011.

(11) Effective April 1, 2004, Mr. Jackson's employment agreement provides for an annual base salary of $144,900. Prior to this, the annual base salary was $138,000. In March 2002, Mr. Jackson received $38,300 in bonuses related to fiscal 2000.

(12) For the fiscal year ended March 31, 2004, the Company paid $10,943 in auto lease and auto allowance payments and $567 for automobile insurance.

(13) For the fiscal year ended March 31, 2003, the Company paid $8,871 in auto lease payments and $1,379 for automobile insurance.

(14) For the fiscal year ended March 31, 2002, the Company paid $8,917 in auto lease payments and $1,379 for automobile insurance.

(15) On October 11, 2002, the Company repriced all 96,429 outstanding options held by Mr. Jackson from their original exercise price to the then-market price of $2.05 per share. The original exercise prices of the options were equal to the market price on the date of grant as follows: 14,286 options at $2.84; 75,000 options (as further described below in footnote 16) at $4.40 and 7,143 options at $8.47.

(16) In April 2001, Mr. Jackson was granted an incentive stock option to purchase up to 75,000 shares of common stock at an exercise price equal to the market price on the date of grant of $4.40 per share. On October 11, 2002, the Company repriced the options to purchase 75,000 shares from $4.40 per share to the then-market price of $2.05 per share. One-third of such options shall become exercisable on each anniversary of the grant date until all such options are exercisable. Such options expire April 19, 2011.

(17) In a Second Amended and Restated Employment Agreement effective October 13, 2003, Angelo S. Morini the Company's Founder, Vice-Chairman and President resigned from his positions with the Company as Vice-Chairman and President and will no longer be involved in the daily operations of the Company. He will retain the title of Founder and has been named Chairman Emeritus. Mr. Morini will continue as an employee and as a member of the Company's Board of Directors. Additionally, he may carry out special assignments designated to him by the Chairman of the Board. The Agreement is for a five-year period beginning October 13, 2003 and provides for an annual base salary of $300,000 plus standard health insurance benefits, club dues and an auto allowance.

(18) For the fiscal year ended March 31, 2003, the Company accrued bonuses of $53,706 to Mr. Morini. These bonuses were used to pay down the employee advances due from Mr. Morini at the end of fiscal 2003.

(19) For the fiscal year ended March 31, 2004, the Company paid $24,584 in auto lease and auto allowance payments and $13,928 for club dues for Mr. Morini.

(20) For the fiscal year ended March 31, 2003, the Company paid $21,081 in auto lease payments, $1,670 for automobile insurance, and $10,598 for club dues for Mr. Morini.

(21)For the fiscal year ended March 31, 2002, the Company paid $20,833 in auto lease payments, $1,670 for automobile insurance, and $8,904 in club dues for Mr. Morini.

(22) On July 1, 2002, the Board of Directors granted Mr. Morini options to acquire 289,940 shares of common stock at an exercise price of $5.17 per share (110% of market) in consideration of Mr. Morini's pledge of 250,000 shares of the Company's common stock to secure a $550,000 bridge loan to the Company from Excalibur Limited Partnership. Such options are fully exercisable and shall expire on July 1, 2007. Effective as of December 4, 2002, the Board of Directors granted Mr. Morini options to acquire 510,060 shares of common stock in accordance with the terms of a special services agreement between the Company and Mr. Morini for writing a comprehensive diet and recipe book about the Company and its products and for the potential distribution of this book worldwide. Of these 510,060 options, 200,000 have an exercise price of $4.08 per share and 310,060 have an exercise price of $2.05 per share. Such options are fully exercisable and shall expire on December 4, 2007. The market price on the date of grant was $1.67.

(23) In April 2001, Angelo S. Morini was granted incentive stock options to acquire 375,000 shares of common stock at an exercise price equal to the market price on the date of grant of $4.40 per share. One-fifth of such options shall become exercisable on each anniversary of the grant date until all such options are exercisable. Such options shall expire on April 19, 2011.

(24) Mr. C. Morini's annual base salary was $155,000. In March 2002, Mr. Morini received $23,000 in bonuses related to fiscal 2000.

(25) For the fiscal year ended March 31, 2004, the Company paid $12,595 for auto lease payments, $1,368 for automobile insurance, and $4,172 for club dues for Mr. C. Morini.

(26) For the fiscal year ended March 31, 2003, the Company paid $12,595 for auto lease payments, $1,368 for automobile insurance, and $3,663 for club dues for Mr. C. Morini.

(27) For the fiscal year ended March 31, 2002, the Company paid $12,536 in auto lease payments, $1,368 for automobile insurance, and $4,961 for club dues for Mr. C. Morini.

(28) On October 11, 2002, the Company repriced all 97,143 outstanding options held by Mr. C. Morini from their original exercise price to the then-market price of $2.05 per share. The original exercise prices of the options were equal to the market price on the date of grant as follows: 14,286 options at $2.84, 714 options at $3.50; 75,000 options (as further described below in footnote 29) at $4.40 and 7,43 options at $8.47.

(29) In April 2001, Mr. C. Morini was granted an incentive stock option to purchase up to 75,000 shares of common stock at an exercise price equal to the market price on the date of grant of $4.40 per share. On October 11, 2002, the Company repriced the options to purchase 75,000 shares from $4.40 per share to the then-market price of $2.05 per share. One-third of such options shall become exercisable on each anniversary of the grant date until all such options are exercisable. Such options expire April 19, 2011.

(30) Effective April 1, 2004, Mr. Sabharwal will receive an annual base salary of $135,200. Prior to this, the annual base salary was $130,000 during fiscal 2004 and $118,000 during fiscal 2003.

(31) On September 20, 2002, Mr. Sabharwal was granted an incentive stock option to purchase up to 11,000 shares of common stock at an exercise price equal to the market price on the date of grant of $3.12 per share. Two thousand (2,000) such options shall become exercisable one year from the grant date and then 3,000 per year thereafter on each anniversary of the grant date until all such options are exercisable. Such options expire September 20, 2012. On October 11, 2002, the Company repriced all 63,143 outstanding options held by Mr. Sabharwal from their original exercise price to the then-market price of $2.05 per share. The original exercise prices of the options were equal to the market price on the date of grant as follows:
     7,143 options at $8.47, 45,000 options (as further described below in footnote 32) at $4.40 and 11,000 options at $3.12.

(32) In April 2001, Mr. Sabharwal was granted an incentive stock option to purchase up to 45,000 shares of common stock at an exercise price equal to the market price on the date of grant of $4.40 per share. On October 11, 2002, the Company repriced the options to purchase 75,000 shares from $4.40 per share to the then-market price of $2.05 per share. One-third of such options shall become exercisable on each anniversary of the grant date until all such options are exercisable. Such options expire April 19, 2011.

(33) Other than the options described in the footnotes above, there were no other annual compensation, perquisites or other personal benefits, securities or property equal to the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Named Executive Officer.

(34) "All Other Compensation" represents the health insurance premiums and employer matching 401k contributions paid by the Company on behalf of the indicated Named Executive Officer.




Aggregate Option Exercises and Fiscal Year-End Option Value Table

The following table summarizes for each Named Executive Officer each exercise of stock options during the fiscal year ended March 31, 2004 and the fiscal year-end value of unexercised options. The value of unexercised in-the-money options at March 31, 2004 is based on a value of $1.93 per share, the closing price of the Company's common stock on the American Stock Exchange on March 31, 2004:

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values


                             SHARES                       NUMBER OF SECURITIES                   VALUE OF
                            ACQUIRED      VALUE         UNDERLYING UNEXERCISED                 UNEXERCISED
                               ON       REALIZED            OPTIONS/SARS AT             IN-THE-MONEY OPTIONS/SARS
          NAME              EXERCISE(#)    ($)            FISCAL YEAR-END (#)            AT FISCAL YEAR-END ($)
-------------------------- ----------- ----------- -------------------------------- -----------------------------
                                                    EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
                                                   -------------- ----------------- -------------- --------------
Christopher J. New             --          --           92,984         33,334          $6,500             --
Salvatore J. Furnari           --          --           14,166         15,834            --               --
John W. Jackson                --          --           96,429             --            --               --
Angelo S. Morini               --          --        2,888,447        150,000            --               --
Christopher E. Morini          --          --           96,429             --            --               --
Kulbir Sabharwal               --          --           55,393         9,000             --               --
-------------------------- ----------- ----------- -------------- ----------------- -------------- --------------


Compensation of Directors

Standard Arrangements. Each non-employee director who served on the Board of Directors during the fiscal year ended March 31, 2004 was entitled to receive a fee of $2,500 plus expenses for each Board of Directors meeting in which they attended in person on or before September 30, 2003. After September 30, 2003, the Board agreed to reduce this fee to $1,500 per meeting. Additionally, each non-employee director of the Company is entitled to receive, on October 1 of each year, options to purchase a number of shares of common stock equal to (i) 286 shares, if such director served for a full year prior to the October 1 anniversary date, or (ii) a pro rated amount equal to 24 shares for each full month served during the year prior to such anniversary date, if such director did not serve for a full year prior to the anniversary date. Such options are granted pursuant to the Company's 1991 Non-Employee Director Stock Option Plan, which was adopted by the Board of Directors on October 1, 1991, and approved by the shareholders of the Company on January 31, 1992, as the same was amended by that certain 1996 Amendment and Restatement of the 1991 Non-Employee Director Stock Option Plan (as amended, the "Director Plan").

Other Arrangements. During each of the fiscal years ended March 31, 2004, 2003 and 2002, Joseph J. Juliano, a director of the Company, received cash or benefits totaling $32,300, $77,520, and $79,600, respectively, in return for developing and maintaining business relationships with prospective and existing customers and suppliers on behalf of the Company. During the fiscal year ended March 31, 2004, C. Anthony Wainwright was granted options to acquire 200,000 shares of common stock at an exercise price of $2.17 per share (123% of the closing price of the common stock as reported by AMEX) in consideration of his acceptance of the position as a member of the Board of Directors. On December 17, 2003, Michael E. Broll, was granted options to acquire 200,000 shares of common stock at an exercise price of $3.29 per share (130% of the closing price of the common stock as reported by AMEX) in consideration of his acceptance of position as a member of the Board of Directors. During the fiscal year ended March 31, 2004, Charles L. Jarvie received total compensation of $59,000 for his services as Chairman of the Board prior to August 22, 2003 and for his consulting services to the Company. David H. Lipka received $34,417 for his services as Chairman of the Board from September 22, 2003 to March 31, 2004.

Employment Agreements

     Angelo S. Morini. In a Second Amended and Restated Employment Agreement effective October 13, 2003, Angelo S. Morini the Company's Founder, Vice-Chairman and President resigned from his positions with the Company as Vice-Chairman and President and will no longer be involved in the daily operations of the Company. He will retain the title of Founder and has been named Chairman Emeritus. Mr. Morini will continue as an employee and as a member of the Company's Board of Directors. Additionally, he may carry out special assignments designated to him by the Chairman of the Board. The agreement is for a five-year period beginning October 13, 2003 and provides for an annual base salary of $300,000 plus standard health insurance benefits, club dues and an auto allowance. Other material provisions of the Agreement are as follows:

     1. For the term of Mr. Morini's employment, the Company shall cause Mr. Morini to be nominated for election to the Company's Board of Directors as a member of the slate of directors proposed by the Company in its proxy statement for any meeting of the Company's stockholders whereby directors shall be elected. Notwithstanding the foregoing, in the event Mr. Morini is not elected to the Board of Directors by the stockholders at any meeting of the Company's stockholders for which the proxy statement indicates Mr. Morini is nominated for election as a member of the slate of directors proposed by the Company, such obligations shall immediately cease.

     2. The Company will obtain, and maintain in effect during the term of Mr. Morini's employment, for the benefit of Mr. Morini (or reimburse Mr. Morini for the cost of) a Two Million Dollar ($2,000,000) term life insurance policy insuring Mr. Morini's life, the beneficiaries of which shall be designated by Mr. Morini.

     3. Mr. Morini and the Company agreed that Mr. Morini and certain family members received advances from the Company of which $167,603 was unreimbursed as of October 13, 2003, and (ii) the Company owed $330,000 to Mr. Morini pursuant to a loan on March 28, 2002 to the Company. Mr. Morini and the Company agreed to offset the unreimbursed advances against the amounts owed by the Company, and, in repayment of the remainder of the amounts owed by the Company, the Company issued an aggregate of 55,087 shares of the Company's common stock to Mr. Morini (valued at approximately $2.95 per share based on the average of the closing prices for the five trading days preceding the effective date of the agreement).

     4. Mr. Morini has agreed that during the term of his employment, and for a period of one (1) year following his termination of employment for any reason other than pursuant to termination without cause, a material breach of the agreement, or a change of control (as defined in the agreement) in the Company for which he did not vote, he will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (other than owning fewer than one percent (1%) of the outstanding shares of a public corporation), corporate officer, director, or any other individual or representative capacity, engage or participate in any business that directly competes with the Company within those areas in the United States in which the Company is doing business as of the date of termination.

     5. If the agreement is terminated by the Company without cause, Mr. Morini shall: (a) be entitled to continued payment of his annual compensation, health insurance benefits, club dues, auto allowance and life insurance benefits for the remainder of the term of the Agreement, (b) become fully "vested" under the terms of any stock option agreements executed and delivered prior to, along with, or after the agreement and (c) be released from the terms of the $12,772,200 Loan Agreement dated June 15, 1999 and all monies outstanding thereunder will be forgiven by the Company. The provisions of the agreement related to the forgiveness of the $12,772,200 loan remain unchanged from the first Amended and Restated Employment Agreement. Mr. Morini acknowledges that his change in role does not constitute a termination of Mr. Morini by the Company, under the First Amended and Restated Employment Agreement.

     6. If Mr. Morini terminates his employment in any manner other than in connection with a material breach of the agreement by the Company, he shall not be entitled to receive any further compensation or benefits, except that if he terminates his employment in connection with a change of control (as defined in the agreement) in the Company for which he did not vote, he will be released from the terms of the $12,772,200 Loan Agreement dated June 15, 1999 and all monies outstanding thereunder will be forgiven by the Company. The provisions of the agreement related to the forgiveness of the $12,772,200 loan remain unchanged from the first Amended and Restated Employment Agreement.

The Company accrued and expensed the five-year cost of this agreement in the quarter ended December 31, 2003. The total estimated costs expensed under this agreement are $1,830,329 of which $1,659,447 remained unpaid but accrued ($366,305 as short-term liabilities and $1,293,142 as long-term liabilities) as of March 31, 2004. The long-term portion will be paid out in nearly equal monthly installments ending in October 2008.

Christopher J. New. On September 4, 2001, Christopher J. New was appointed Chief Marketing Officer and Vice President of Strategy. In December 2001, the Board appointed him to Chief Operating Officer and in December 2002, the Board appointed him to Chief Executive Officer. Mr. New's employment agreement provided for a base salary of $210,000 and a bonus of up to 40% of his base salary at fiscal year end with the qualification of such bonus to be determined by the Board of Directors. The agreement also provided for an automobile allowance up to $2,700 per month. In July 2004, the Company entered into a separation agreement with Mr. New whereby he would receive (1) a one-time settlement of $1,000; (2) two years of his base salary, payable over two years;
(3) coverage of health care costs for six months; and (4) extension of the time for which he can exercise his employee stock options from 60 days after leaving employment to the end of the option terms. The Company recorded approximately $445,000 in costs related to this separation agreement as employment contract expense in July 2004. This charge will be reflected in the results for the Company's second quarter of fiscal 2005 ending September 30, 2004.

Michael E. Broll. On July 8, 2004, Michael E. Broll was appointed as the new Chief Executive Officer upon the resignation of Mr. New. The Company entered into a one-year employment agreement whereby Mr. Broll is entitled to receive an annual base salary of $200,000 plus a performance bonus at the discretion of the Board, standard health benefits, a housing allowance of up to $500 per week for one year and an auto allowance of $1,500 per month. The employment agreement renews automatically for one-year periods unless cancelled by either party ninety days prior to the end of the term. In the event Mr. Broll's employment is terminated without cause, he will be entitled to receive one year of his base salary as severance.

Salvatore J. Furnari. On November 11, 2001, Mr. Furnari was appointed as Controller and on July 8, 2002, he was appointed as the Company's Chief Financial Officer. Under the terms of his current employment agreement, he will receive an annual base salary of $145,000. In the event of a change in control of the majority ownership of the Company or he is terminated without cause, all prior granted but unvested stock options will immediately vest. In the event Mr. Furnari's employment is terminated, he will be entitled to receive one year of his base salary, auto allowance and health benefits as severance.

John W. Jackson. In August of 1993, Mr. Jackson was appointed as Vice President of Sales. Mr. Jackson's current employment agreement provides for a base salary of $144,900 and an auto allowance of $1,000 per month. Mr. Jackson will also be entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Company goals as established by the Company's Chief Executive Officer. In the event of a change in ownership of the Company which results in his termination, Mr. Jackson will be entitled to receive three years of his base salary as severance. In the event Mr. Jackson's employment is otherwise terminated, he is entitled to receive one year of his base salary as severance, the payment of which shall be made at the Company's discretion.

Christopher E. Morini. Angelo S. Morini's brother, Christopher E. Morini, works for the Company as Vice President of New Business Development and Key Accounts. From February of 1993 until October 2001, Mr. C. Morini served as Vice President of Marketing. Mr. C. Morini's current employment agreement provides for a base salary of $155,000 per year, an automobile lease with insurance, which together shall not exceed $1,100 per month, and monthly country club dues. Mr. C. Morini will also be entitled to a bonus that shall not exceed 40% of his base salary based on certain personal and Company goals as established by the Company's Chief Executive Officer. In the event Mr. C. Morini's employment is terminated, Mr. C. Morini will be entitled to receive five years of his base salary as severance.


Additional Information with Respect to Insider Participation in Compensation Committee

From April 1, 2003 until August 22, 2003, the committee members consisted of David H. Lipka (chairman), Thomas R. Dyckman, Joseph J. Juliano and C. Anthony Wainwright. On August 22, 2003, Charles L. Jarvie replaced Mr. Lipka as the Chairman and in October 2003, upon the death of Mr. Wainwright, the committee was reduced to three members.

None of the current or former members of the Compensation Committee is or has been an officer or employee of the Company. All current members are independent within the meaning of the listing standards of the AMEX except for Mr. Juliano who, prior to September 2003, received compensation for his services in developing and maintaining business relationships with prospective and existing customers and suppliers on behalf of the Company. During each of the fiscal years ended March 31, 2004, 2003 and 2002, Mr. Juliano, received cash or benefits totaling $32,300, $77,520, $79,600, respectively. From April 2002 to August 31, 2003, the Company leased an apartment in New York from 400 East 84th Street Associates, LP at $6,460 per month and allowed Mr. Juliano use of this apartment in lieu of direct cash payments for his services.

Board Report on Executive Compensation

The following report describes the compensation policies applicable to the Company's executive officers' compensation for the fiscal year ended March 31, 2004:

ROLE OF THE COMPENSATION COMMITTEE
In accordance with the charter of the Compensation Committee (the "Committee"), the Committee is appointed by the Board to oversee the overall Company compensation policies and their specific application to executive officers elected by the Board and to members of the Board.

In order to carry out this purpose, the Committee has the following duties and responsibilities with respect to setting the compensation of the Chief Executive Officer and other executive officers of the Company who are elected by the
Board:

     o To periodically review compensation policies and strategies that apply generally to all or groups of Company employees;

     o To regularly review and evaluate compensation of executive officers of the Company;

     o To approve compensation of executive officers of the Company as designated by the Board or for which it cannot be delegated to the Company's Chief Executive Officer;

     o To review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer and President;

     o To evaluate the performance of the Chief Executive Officer and President in light of the approved corporate goals and objectives;

     o To set the base salary and short-term incentive compensation of the Chief Executive Officer and President based on the Committee's evaluation of competitive compensation practices and their performance in achieving the corporate goals established for the position as set by the Committee;

     o To set the long-term incentive compensation of the Chief Executive Officer and President considering the Company's performance and relative shareholder return, along with the value of incentive awards to chief executives at other companies;

     o To make recommendations to the Board with respect to incentive compensation plans and equity based plans; o To regularly review and evaluate the compensation program for Directors and, as appropriate, recommend changes to the Board;

     o    To  administer   and  otherwise   exercise  the  various   authorities
          prescribed for the Committee by the Company's Stock Plans including the Non-Employee Directors Stock Plan

The Committee has the authority to retain a compensation consultant to assist in the evaluation of Director, CEO or principal officer compensation, as well as such other experts as the Committee deems necessary in the performance of its duties.

COMPENSATION OF EXECUTIVE OFFICERS
In reviewing and approving the base salaries of executive officers, other than the Chief Executive Officer and President as discussed below, the Committee considered the terms of any existing employment contract with the executive, the recommendation of the Chief Executive Officer, responsibility levels and the salary norms for other individuals in comparable positions. The salaries for the most highly compensated executive officers of the Company are disclosed in the Executive Compensation Summary Table.

For salary increases to its Chief Financial Officer during fiscal 2004 and for salary increases that became effective on the first day of fiscal 2005 for other Named Executive Officers, the Committee approved them based on the above stated factors.

COMPENSATION OF THE COMPANY'S FOUNDER (FORMERLY ITS PRESIDENT)
During fiscal 2004, the Committee along with the Board of Directors entered into a Second Amended and Restated Employment Agreement effective October 13, 2003 with Angelo S. Morini, the Company's Founder. In accordance with the agreement, which is more fully disclosed above under "Employment Agreements - Angelo S. Morini," Mr. Morini resigned from his positions with the Company as Vice-Chairman and President and will no longer be involved in the daily operations of the Company. He will retain the title of Founder and has been named Chairman Emeritus. Mr. Morini will continue as an employee and as a member of the Company's Board of Directors. Additionally, he may carry out special assignments designated to him by the Chairman of the Board. The agreement is for a five-year period beginning October 13, 2003 and provides for an annual base salary of $300,000 plus standard health insurance benefits, club dues and an auto allowance.

COMPENSATION OF THE COMPANY'S CHIEF EXECUTIVE OFFICER
During the year ended March 31, 2004, the Committee recommended and it was approved by the Board of Directors to increase the base salary for Christopher
J. New, the Company's Chief Executive Officer from $180,000 to $210,000 effective January 1, 2004, based on his performance in completing the corporate restructuring and refinancing in May 2003 and to increase him to a salary level more comparable to other executives in this role.

BONUS, STOCK AWARDS AND PERFORMANCE-BASED COMPENSATION
There were no bonuses, stock awards, or performance based compensation paid to any Named Executive Officer during the year ended March 31, 2004 as the Compensation Committee is in the process of developing a more formal plan and evaluation criteria against which to measure the performance of the executive officers.

Respectively submitted by the Compensation Committee:    Charles L. Jarvie
                                                         Thomas R. Dyckman
                                                         Joseph J. Juliano


Stock Performance Graph
The following graph provides a comparison of the Company's cumulative total shareholder return on the Company's common stock with the cumulative total return of the Standard & Poor's SmallCap Index and a peer group index for the five-year period beginning April 1, 1999:

          COMPARATIVE OF FIVE YEAR (1) CUMULATIVE TOTAL RETURNS OF (2)
                 GALAXY NUTRITIONAL FOODS COMMON STOCK, THE S&P
                  SMALLCAP INDEX (3) AND A PEER GROUP INDEX (4)

                               [GRAPHIC OMITTED]


          Comparative of Five Year (1) Cumulative Total Returns of (2)
                 GALAXY NUTRITIONAL FOODS COMMON STOCK, THE S&P
                  SMALLCAP INDEX (3) AND A PEER GROUP INDEX (4)


                             2000        2001         2002       2003         2004
                          ---------   ---------   ---------   ---------   ---------
Galaxy Nutritional Foods  $   95.17   $  127.48   $  140.13   $   48.26   $   49.81

S&P Small Cap             $  129.73   $  127.14   $  153.92   $  114.72   $  177.97

Peer Group                $   87.49   $   95.93   $   56.20   $   42.53   $   59.25



(1)  Compares fiscal years ending on or about March 31st of the years indicated.

(2) The comparison of total return on investment assumes $100 invested on April 1, 1999 in Galaxy Nutritional Foods common stock and in each S&P Small Cap Index and the Peer Group.

(3) The S&P Small Cap Index is composed of public companies with market capitalizations between zero and $1 billion. As of August 12, 2004, the Company had a market capitalization of approximately $28 million.

(4) Companies in the Peer Group Index are food manufacturing and distribution companies within the S&P Food Group Indexes. The companies included are Hain Celestial Group, Conagra Foods, International Multifoods, Lance, and Tofutti Brands.


EQUITY COMPENSATION PLAN INFORMATION

The following table describes the Company's compensation plans under which the Company's common stock are authorized for issuance as of March 31, 2004:

                   EQUITY COMPENSATION PLAN INFORMATION TABLE


                                                                                                (c)
                                                                                        NUMBER OF SECURITIES
                                               (a)                                      REMAINING AVAILABLE
                                        NUMBER OF SECURITIES           (b)              FOR FUTURE ISSUANCE
                                        TO BE ISSUED             WEIGHTED-AVERAGE       UNDER EQUITY
                                        UPON EXERCISE OF         EXERCISE PRICE OF      COMPENSATION PLANS
                                        OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS    (EXCLUDING SECURITIES
PLAN CATEGORY                           WARRANTS AND RIGHTS      WARRANTS AND RIGHTS    REFLECTED IN COLUMN (a))
-------------------------------------   --------------------     --------------------   ---------------------
Equity compensation plans approved by
security holders                                   4,370,772     $               3.11                 107,932

Equity compensation plans not
approved by security holders (1)                     371,429     $               3.95                     N/A

                                        --------------------     --------------------
Total                                              4,742,201     $               3.18
                                        ====================     ====================



(1)  These   securities   were  issued   pursuant  to  individual   compensation
     arrangements prior to July 2, 1997 or after September 30, 2003 and have not been approved by security holders.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables describe the beneficial ownership of the Company's common stock and the Company's Series A convertible preferred stock by each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock outstanding as of August 12, 2004. The tables show beneficial ownership in accordance with the rules of the Securities and Exchange Commission to include securities that a named person or entity has the right to acquire within 60 days.

                COMMON STOCK OWNERSHIP OF 5% OR MORE STOCKHOLDERS


                                        AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP(1)  PERCENT OF CLASS (2)
------------------------------------    --------------------     ----------------
Angelo S. Morini
2441 Viscount Row
Orlando, Florida 32809                             6,387,806(3)              34.3%

John Hancock Advisors, Inc.
101 Huntington Avenue
Boston, Massachusetts 02117                        1,451,348(4)               9.2%

BH Capital Investments, L.P.
175 Bloor Street East
South Tower, 7th Floor
Toronto, Ontario, Canada M4W 3R8                   1,060,385(5)               6.0%



Excalibur Limited Partnership
33 Prince Arthur Avenue
Toronto, Ontario, Canada M5R IB2                   1,136,275(6)               6.5%

Royce & Associates LLC
1414 Avenue of the Americas
New York, NY 10019                                 1,227,000(7)               7.8%

Frederick A. DeLuca
c/o Doctor's Associates, Inc.
325 Bic Drive
Milford, Connecticut 06460                         1,269,842                  8.1%

Fromageries Bel S.A.
16, Bd Malesherbes 75008
Paris, France                                      1,111,112(8)               7.1%


(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) The total number of shares outstanding as of August 12, 2004 is 15,759,287. The percentages are calculated on the basis of the amount of shares outstanding plus shares which may be acquired through the exercise of options, warrants, rights or conversion privileges by such holder within sixty (60) days of August 12, 2004.

(3) Includes options to acquire 2,888,197 shares of the Company's common stock, which are currently exercisable at prices ranging from $2.05 to $5.25 per share. Options expire as to 13,072 shares on October 1, 2006, as to 432,797 on July 1, 2007, as to 517,203 shares on December 4, 2007, as to 1,357,000 shares on June 15, 2009, as to 343,125 on December 15, 2010, and as to 225,000 on April 19, 2011. Also includes a warrant to purchase 250 shares at an exercise price of $5.744 per share, which expires on January 17, 2007. With the exception of the options, 10,500 shares held in a nominee name, 286 shares held in joint tenancy and 714 shares held individually, all of Mr. Morini's shares and warrant are held by Morini Investments Limited Partnership, a Delaware limited liability partnership, of which Angelo Morini is the sole Limited Partner and Morini Investments LLC is the sole General Partner. Mr. Morini is the sole member of Morini Investments LLC.

(4) The information is based solely on a Schedule 13G filed with the SEC on February 6, 2004 by each of the reporting persons listed below. John Hancock Advisers, LLC has direct beneficial ownership of, and sole voting power and sole dispositive power to, the reported shares pursuant to Advisory Agreements for the following: John Hancock Small Cap Value Fund, John Hancock Small Cap Equity Fund, John Hancock Small Cap Value Fund, John Hancock Focused Relative Value Fund, and John Hancock Small Cap Value Fund. Each of The Berkeley Financial Group, LLC, John Hancock Subsidiaries, LLC, John Hancock Life Insurance Company, and John Hancock Financial Services, Inc. report that they do not beneficially own any of the reported shares except through their indirect, wholly owned subsidiary, John Hancock Advisers, LLC.

(5) Includes a warrant to purchase 250,000 shares of the Company's common stock, which is exercisable until July 15, 2006 at $2.00 per share. BH Capital Investments, L.P. ("BH Capital) informed the Company that it owned 3,904 shares of the Company's common stock as of August 12, 2004.
     Additionally, BH Capital still holds 19,930 shares of the Series A convertible preferred stock, which are presently convertible with accrued dividends into 806,481 shares of common stock. Combined BH Capital has potential beneficial ownership in 1,060,385 shares of the Company's common stock.

     However, BH Capital, together with its affiliates (which includes Excalibur Limited Partnership), may not convert the Series A convertible preferred stock into an amount that, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by

     BH Capital and its affiliates to exceed 9.99% of the outstanding shares of the Company's common stock following such conversion. BH Capital has the right to waive such restriction upon not less than 61 days prior notice to the Company. As of August 12, 2004, the Company has not received any such notice.

     Because BH Capital and Excalibur Limited Partnership cannot collectively own more than 1,748,220 common shares (9.99% of the Company's outstanding shares excluding 7,810 shares currently owned by the Series A Preferred Holders), BH Capital may only convert its Series A convertible preferred stock into 358,041 shares of common stock as of August 12, 2004 on the assumption that Excalibur Limited Partnership will convert all of its outstanding warrants and Series A preferred stock into a total ownership of 1,136,275 common shares.

     The information is based solely on a Schedule 13G, filed with the SEC on February 10, 2004: Each of the following reporting persons are deemed to beneficially own a pro rata share of the maximum 9.9% of the Company's common stock beneficially owned by the group, which pro rata share does not exceed 4.99% of the class: BH Capital Investments, L.P., HB and Co., Inc., Henry Brachfeld, Excalibur Limited Partnership, Excalibur Capital Management, Inc. and William S. Hechter. Lillian Brachfeld is the sole stockholder of HB and Co, Inc. and the wife of Henry Brachfeld. Lillian Brachfeld has disclaimed pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended, beneficial ownership of all shares she may be deemed to beneficially own by reason of such status. The address of the principal business office of BH Capital Investments, L.P., HB and Co., Inc., Henry Brachfeld and Lillian Brachfeld is 175 Bloor Street East, South Tower, Suite 705, Ontario Canada M4W 3R8. The address of the principal business office of Excalibur Limited Partnership, Excalibur Capital
     Management, Inc. and William S. Hechter is 33 Prince Arthur Avenue, Toronto, Ontario, Canada M5R 1B2.

(6) Includes a warrant to purchase 250,000 shares of the Company's common stock, which is exercisable until July 15, 2006 at $2.00 per share, and a warrant to purchase 30,000 shares of the Company's common stock, which is exercisable until June 26, 2007 at $2.05 per share. Excalibur Limited Partnership ("Excalibur") informed the Company that it owned 3,906 shares of the Company's common stock as of August 12, 2004. Additionally, Excalibur still holds 21,064 shares of the Series A convertible preferred stock, which are presently convertible with accrued dividends into 852,369 shares of common stock. Combined Excalibur has potential beneficial ownership 1,136,275 shares of the Company's common stock.

     However, Excalibur, together with its affiliates (which includes BH Capital), may not convert the Series A convertible preferred stock into an amount that, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by Excalibur and its affiliates to exceed 9.99% of the outstanding shares of the Company's common stock following such conversion. Excalibur has the right to waive such restriction upon not less than 61 days prior notice to the Company. As of August 12, 2004, the Company has not received any such notice.

     Because BH Capital and Excalibur cannot collectively own more than 1,748,220 common shares (9.99% of the Company's outstanding shares excluding 7,810 shares currently owned by the Series A Preferred Holders), Excalibur may only convert its Series A convertible preferred stock into 403,929 shares of common stock as of August 12, 2004 on the assumption that BH Capital will convert all of its outstanding warrants and Series A preferred stock into a total ownership of 1,060,385 common shares.

     The information is based solely on a Schedule 13G filed with the SEC on February 10, 2004: Each of the following reporting persons are deemed to beneficially own a pro rata share of the maximum 9.9% of the Company's common stock beneficially owned by the group, which pro rata share does not exceed 4.99% of the class: BH Capital Investments, L.P., HB and Co., Inc., Henry Brachfeld, Excalibur Limited Partnership, Excalibur Capital Management, Inc. and William S. Hechter. Lillian Brachfeld is the sole stockholder of HB and Co, Inc. and the wife of Henry Brachfeld. Lillian Brachfeld has disclaimed pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended, beneficial ownership of all shares she may be deemed to beneficially own by reason of such status. The address of the principal business office of BH Capital Investments, L.P., HB and Co., Inc., Henry Brachfeld and Lillian Brachfeld is 175 Bloor Street East, South Tower, Suite 705, Ontario Canada M4W 3R8. The address of the principal business office of Excalibur Limited Partnership, Excalibur Capital
     Management, Inc. and William S. Hechter is 33 Prince Arthur Avenue, Toronto, Ontario, Canada M5R 1B2.

(7) The information is based solely on a Schedule 13G filed with the SEC on February 3, 2004 by Royce and Associates, LLC. Royce and Associates, LLC has the sole voting power and sole dispositive power of all of the shares reported.

(8) The information is based solely on a Schedule 13D filed with the SEC on June 9, 2003, by Fromageries Bel S.A. Fromageries Bel S.A. owns directly and beneficially all of the reported shares. Unibel, a French limited partnership, is deemed to beneficially own the reported shares by reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Each of Fromageries Bel S.A. and Unibel, a French limited partnership, has shared voting power and shared dispositive power of all of the reported shares of the Company's common stock. The address of the principal office of Fromageries Bel S.A. and Unibel is 4 rue d Anjou 75008, Paris, France.



        SERIES A CONVERTIBLE PREFERRED STOCK OWNERSHIP OF 5% OR MORE STOCKHOLDERS

                                              AMOUNT AND NATURE OF
      NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP (1)   PERCENT OF CLASS
      ------------------------------------    --------------------       ----------------
      BH Capital Investments, L.P.  (2)
      175 Bloor Street East
      South Tower, 7th Floor
      Toronto, Ontario, Canada M4W 3R8             19,930 Series A                   48.6%

      Excalibur Limited Partnership  (2)
      33 Prince Arthur Avenue
      Toronto, Ontario, Canada M5R IB2             21,064 Series A                   51.4%



(1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of these shares.

(2) Pursuant to a certain Series A Preferred Stock and Warrants Purchase Agreement dated as of April 6, 2001, BH Capital Investments, L.P. and Excalibur Limited Partnership each purchased 36,323 shares of the Company's Series A convertible preferred stock and warrants to purchase 60,000 shares of common stock, at an aggregate sales price of approximately $3,082,000. BH Capital Investments, L.P. and Excalibur Limited Partnership exercised their warrants and the Company has been informed that they have sold all of the shares received upon the exercise of the warrants. From April 2001 through August 12, 2004, the Series A Preferred Shareholders have converted a total of 31,652 Series A preferred shares into 1,186,810 shares of common stock. As of August 12, 2004, the holders of the Series A convertible preferred stock were each entitled to an additional $13.91 per outstanding preferred share, or 11,834 total additional shares of the Series A convertible preferred stock, for dividends accrued on their initial purchase of the Series A convertible preferred stock. This dividend is payable in cash or shares of the Series A convertible preferred stock at the Company's discretion. However, in accordance with the terms of the asset-based loan from Textron Financial Corporation, the Company is prohibited from paying dividends in cash without Textron's consent.

LEGAL PROCEEDINGS

To the knowledge of the Company, no executive officer or director of the Company is a party adverse to the Company or has material interest adverse to the Company in any legal proceeding.

OTHER BUSINESS

The Board of Directors knows of no business which will be presented for consideration at the meeting other than that which is stated above. If any other business should come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail of by its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company, none of whom will receive additional compensation therefor, may also be made of some shareholders in person or by mail, telephone or telegraph, following the original solicitation.

SHAREHOLDER PROPOSALS

It is anticipated that the Company's next annual meeting of shareholders will be held in September 2005, and proposals of shareholders intended for inclusion in the proxy statement will be furnished to all shareholders entitled to vote at the next annual meeting of the Company, and must be received at the Company's principal executive offices no later than June 1, 2005. It is suggested that proponents submit their proposals by Certified Mail-Return Receipt Requested. Notice of shareholder proposals outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (for proposals submitted for inclusion in proxy statement and form of proxy) for the next annual meeting of shareholders must be received at the Company's principal executive offices no later than August 1, 2005.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows the Company to "incorporate by reference" certain the information the Company files with it, which means that the Company can disclose important information to you by referring you to the documents in which such information is contained. The Company incorporates by reference its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004.

The Company will provide without charge to each person to whom a Proxy is delivered, upon written or oral request of such person, a copy of the information incorporated by reference in this Proxy (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference), by first class mail or other equally prompt means within one business day of receipt of such request. Such a request should be directed to Galaxy Nutritional Foods, Inc., 2441 Viscount Row, Orlando, Florida 32809, Attention: Investor Relations, or if by telephone, (407) 855-5500.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED MARCH 31, 2004. ALL SUCH REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, AT 2441 VISCOUNT ROW, ORLANDO, FLORIDA 32809.

                         GALAXY NUTRITIONAL FOODS, INC.
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 24, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David H. Lipka with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Galaxy Nutritional Foods, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held, Friday, September 24, 2004 at 10:00 a.m. Eastern Standard Time, at the Company's headquarters, located at 2441 Viscount Row, Orlando, Florida 32809, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereof.

1) PROPOSAL ONE: TO FIX THE NUMBER OF DIRECTORS AT SEVEN AND ELECT A BOARD OF DIRECTORS FOR THE ENSUING PERIODS.

    [_] FOR all nominees below [_] WITHHOLD AUTHORITY to vote for all nominees
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, DRAW A LINE
                   THROUGH SUCH NOMINEE'S NAME)
    David A. Lipka, Michael E. Broll, Thomas R. Dyckman, Charles L. Jarvie,
           Joseph J. Juliano, Angelo S. Morini, Patrice M.A. Videlier

2) PROPOSAL TWO: TO RATIFY THE RETENTION OF BDO SEIDMAN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2005.
                [_] FOR           [_] AGAINST        [_] ABSTAIN
                   (Continued and to be signed on the reverse)



                                        This proxy when  properly  executed will
                                        be voted in the manner  directed  herein
                                        by the  undersigned  stockholder.  If no
                                        direction  is made,  this  proxy will be
                                        voted FOR proposal 1 and FOR proposal 2.
                                        If  signing  as an  attorney,  executor,
                                        trustee,   administrator   or  guardian,
                                        please give your full title as such. If a corporation or partnership, please sign in corporate or partnership name by an authorized person. If stock is held jointly, each owner should sign.


                                               Date:____________________________

                                               Signature:_______________________

                                               Signature:_______________________



           PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.